UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2009

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Effective August 31, 2009 the issuer and its subsidiary, Alphatec Spine, Inc., have settled the litigation matter entitled Darrel S. Brodke, Jeffrey C. Wang, Alan S. Hilibrand, and Richard M. Ozuna vs. Alphatec Spine, Inc., HealthpointCapital, L.L.C., HealthpointCapital Partners, L.P., and HealthpointCapital Partners II, L.P., bearing case number 06CC04418, and pending in the Superior Court of the State of California, County of Orange. Under the settlement, all lawsuits involving the parties that are related to this matter are dismissed with prejudice. The financial terms of the settlement, which are not material to the issuer or Alphatec Spine, Inc., have not been disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: September 3, 2009	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Vice President